                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                STAMPS.COM INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             [LOGO OF STAMPS.COM]

Dear Stockholder:

   You are cordially invited to attend the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Stamps.com Inc. (the "Company") to be held at 2:00 p.m. Pacific Daylight Savings Time on Tuesday, June 13, 2000 at the DC3 Museum of Flying, 2800 Donald Douglas Loop North, Santa Monica, California 90405.

   At the Annual Meeting, the stockholders will be asked to elect four directors, approve an amendment to the Company's 1999 Stock Incentive Plan and ratify the selection of the Company's auditors for 2000. The accompanying Notice of 2000 Annual Meeting of Stockholders and Proxy Statement describe the matters to be presented at the Annual Meeting.

   The Board of Directors unanimously recommends that stockholders vote in favor of the election of the nominated directors, the amendment to the Company's 1999 Stock Incentive Plan and the ratification of the Company's auditors.

   Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

                                          Sincerely,

                                          /S/ JOHN M. PAYNE
                                          John M. Payne

                                          Chairman of the Board
                                          and Chief Executive Officer

                                STAMPS.COM INC.
                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 13, 2000

TO THE STOCKHOLDERS OF STAMPS.COM INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Stamps.com Inc., a Delaware corporation (the "Company"), will be held on June 13, 2000, at 2:00 p.m. Pacific Daylight Savings Time at the DC3 Museum of Flying, 2800 Donald Douglas Loop North, Santa Monica, California 90405, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1. To elect four directors to serve for a three-year term ending in the year 2003 or until their successors are duly elected and qualified;

  2. To approve an amendment to the Company's 1999 Stock Incentive Plan (the "1999 plan") to increase the number of shares of Common Stock authorized for issuance over the term of the 1999 plan by 2,000,000 shares;

  3. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

  4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   Only stockholders of record at the close of business on May 8, 2000, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

   All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Michael A. Zuercher

                                          Michael A. Zuercher
                                          Sr. Director, Legal Affairs and
                                          Secretary
Santa Monica, California
May 16, 2000

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                             [LOGO OF STAMPS.COM]

                     3420 Ocean Park Boulevard, Suite 1040
                        Santa Monica, California 90405

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 13, 2000

General

   The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Stamps.com Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 13, 2000 (the "Annual Meeting"). The Annual Meeting will be held at 2:00 p.m. Pacific Daylight Savings Time at the DC3 Museum of Flying, 2800 Donald Douglas Loop North, Santa Monica, California 90405. These proxy solicitation materials were mailed on or about May 16, 2000 to all stockholders entitled to vote at the Annual Meeting.

Voting

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On May 8, 2000, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 48,852,025 shares of the Company's common stock, par value $0.001 ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock, par value $0.001, were outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting.

   The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of Directors by the shares present at the Annual Meeting, in person or by proxy, shall be elected Directors. Stockholders may not cumulate votes in the election of directors. To approve the proposed amendment to the Company's 1999 plan to increase the number of shares authorized for issuance under that plan, a majority of the outstanding shares of Common Stock entitled to vote on the matter must vote in favor of the proposed amendment. The adoption of the proposal to ratify the appointment of the Company's independent auditors requires the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy.

   A majority of the outstanding shares of Common Stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. In the election of Directors, an abstention or broker non-vote will have no effect on the outcome.

Proxies

   If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2, 3 and 4 described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Annual

Meeting by filing with the Secretary of the Company at the Company's principal executive offices at 3420 Ocean Park Blvd., Suite 1040, Santa Monica, California 90405, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The Company has retained proxy solicitor MacKenzie Partners, Inc. to assist in the distribution of proxies and proxy solicitation materials for an estimated fee of $5,000. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

   Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received no later than January 17, 2001, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2001 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than April 1, 2001.

                  MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                      PROPOSAL ONE: ELECTION OF DIRECTORS

General

   The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of twelve persons. The class whose term of office expires at the Annual Meeting currently consists of four directors. The directors elected to this class will serve for a term of three years, expiring at the 2003 annual meeting of stockholders or until his successor has been duly elected and qualified. The nominees listed below are currently directors of the Company. If this proposal is approved, the Board will consist of twelve persons, with each class consisting of four directors.

   The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Nominees for Term Ending Upon the 2003 Annual Meeting of Stockholders

   David C. Bohnett, 44, has been a Director since March 1999. Mr. Bohnett is currently the managing member of Baroda Ventures, LLC. Until May 1999, Mr. Bohnett served as Chairman of the Board and Secretary of GeoCities, an Internet company that hosts communities of interest, which he founded in November 1994. From November 1994 to April 1998, Mr. Bohnett also served as GeoCities' Chief Executive Officer and President. From November 1994 to November 1997, Mr. Bohnett also served as GeoCities' Chief Financial Officer. Prior to founding GeoCities, from February 1990 to May 1994, Mr. Bohnett served as Director of Product Marketing at Goal Systems, which merged with LEGENT, a software company. From 1988 to 1990, Mr. Bohnett was Chief Financial Officer of Essential Software, which merged with Goal Systems. Mr. Bohnett also was a director of GeoCities until the company was acquired by Yahoo! in May 1999. Mr. Bohnett serves on the Boards of Directors of NetZero, Inc., an Internet service provider, NCR Corporation, a provider of information technology hardware and software, and several private companies. Mr. Bohnett received his B.S. degree in Business Administration from the University of Southern California and his M.B.A. degree in Finance from the University of Michigan.

   Thomas H. Bruggere, 54, has been a Director since April 1998 and was our Chairman of the Board of Directors from April 1998 until October 1999. Since 1994, Mr. Bruggere has been a private investor. In 1995 and 1996, Mr. Bruggere was the Democratic Nominee for the US Senate from Oregon. Mr. Bruggere founded Mentor Graphics, an electronic design automation software company, in 1981 and served as its Chief Executive Officer until 1994. Mr. Bruggere also serves on the Board of Directors of Open Market, Inc., a software development company, and several privately-held companies. Mr. Bruggere received his B.S. in Mathematics from UC Santa Barbara, his M.S. in Computer Science from the University of Wisconsin and his M.B.A. from Pepperdine University.

   G. Bradford Jones, 45, has been a Director since October 1998. Mr. Jones is currently a General Partner at Brentwood Venture Capital, which he joined in 1981, and a Managing Director of Redpoint Ventures, a firm he co-founded in October 1999. Mr. Jones also currently serves on the board of directors of Onyx Acceptance Corporation, a specialized consumer finance company, Interpore International, a medical device company, and ISOCOR, an Internet messaging and directory software developer, Sandpiper Networks, an Internet content management and distribution company, Trading Edge, an Internet-based fixed income securities broker and several privately-held companies. Mr. Jones received his B.S. in Chemistry from Harvard University, his Master degree in Physics from Harvard University and his J.D./M.B.A. from Stanford University.

   Stephen M. Teglovic, 39, is the Company's Executive Vice President of Carrier Solutions and has been a Director since March 2000. Prior to joining Stamps.com, Mr. Teglovic was the President and Chief Executive Officer and a director of iShip.com since its founding in May 1997. Before launching iShip.com, from November 1995 to April 1997, Mr. Teglovic served as General Manager of Velleb, Inc., a wholly owned subsidiary of UPS that was responsible for the design and development of UPS Online Professional. Prior to Velleb, from January 1993 to October 1995, Mr. Teglovic served as both vice president of engineering and vice president of consulting for ConnectSoft, Inc., which built custom software systems, primarily for Fortune 1000 companies. Mr. Teglovic previously served in the Airborne Infantry of the United States Army and as a commissioned officer in the California National Guard. Mr. Teglovic received his B.S. in Management Information Systems from California Polytechnic, San Luis Obispo.

Continuing Directors for Term Ending Upon the 2001 Annual Meeting of
Stockholders

   Mohan P. Ananda, 54, has been a Director since January 1998. Mr. Ananda is a founder and currently serves as the Chief Executive Officer and Chairman of the Board of AmazingHitz.com, Inc., an Internet-based entertainment company. From January 1997 to October 1998, Mr. Ananda served as our Chief Executive Officer. From June 1986 to December 1996, Mr. Ananda was a partner of Ananda & Krause, a law firm. Mr. Ananda also serves on the Board of Directors of other privately-held companies. Mr. Ananda received his B.S. in Engineering from Coimbature Institute of Technology in India, his M.S. in Aeronautics from the California Institute of Technology, his Ph.D. in Astrodynamics and Control from UCLA, and his J.D. from the University of West Los Angeles.

   Thomas N. Clancy, 42, has been a Director since February 1998. Mr. Clancy has been a General Partner at Enterprise Partners Venture Capital since October 1999 and was a Venture Partner at Enterprise Partners from February 1999 to October 1999. Prior to joining Enterprise Partners in September 1996, Mr. Clancy was a Partner at Technical Resource Connection, now Perot Systems, a provider of information technology services, from February 1996 to August 1996. Previously, Mr. Clancy served as the Chief Executive Officer at Expersoft from May 1994 to January 1996 and as Vice President of Product Marketing at Expersoft from October 1993 to May 1994. From March 1983 to November 1991, Mr. Clancy worked at Citibank in engineering management and product development. Mr. Clancy serves on the board of a number of private companies. Mr. Clancy received his B.S. in Computer and Systems Engineering from Rensselaer Polytechnic Institute.

   John A. Duffy, 53, has been a Director since March 2000. Mr. Duffy is a Senior Vice President of Corporate Strategy for United Parcel Service, Inc.
(UPS) and is a member of the UPS management committee, which is responsible for the day-to-day management of that company. Mr. Duffy has served in various roles at UPS since 1970, including corporate international marketing, strategic operations planning and corporate strategy. Mr. Duffy received his B.S. from Boston College, and completed his executive education at Columbia University and at INSEAD at Fountainbleau, France.

   Marvin Runyon, 75, has been a Director since February 1999. From July 1992 to June 1998, Mr. Runyon served as Postmaster General of the United States. Prior to joining the US Postal Service, he served as Chairman of the Tennessee Valley Authority from 1988 to 1992. From 1980 to 1988, Mr. Runyon was the founding President and CEO of Nissan Motor Manufacturing Corporation U.S.A. Previously, Mr. Runyon spent 37 years at Ford Motor Co., leaving in 1980 with the position of Vice President, Body and Assembly Operations. Mr. Runyon serves as a board member of Genesis Direct, Inc., a specialty retailer. Mr. Runyon received his B.S. from Texas A&M University.

Continuing Directors for Term Ending Upon the 2002 Annual Meeting of
Stockholders

   Jeffrey J. Brown, 39, has been a Director since February 1998. In June 1993, Mr. Brown founded and, since that time, he has been a director, executive officer and shareholder of Forrest Binkley & Brown Venture Co., the general partner of Forrest Binkley & Brown L.P., and the Managing Partner of SBIC Partners. Mr. Brown is also a founder, director, executive officer and shareholder of Forrest Binkley & Brown Venture

Advisor Co., an affiliate of SBIC Partners. From 1987 to 1992, Mr. Brown served in various executive capacities at Security Pacific Venture Capital Group. From April 1992 until June 1993, Mr. Brown acted as Senior Vice President of BankAmerica Venture Capital Group. Mr. Brown is a director of Golden State Vintners, Inc., a supplier of premium bulk wines and wine processing services, and serves on the boards of a number of private companies. Mr. Brown received his B.S. in Mathematics from Willamette University and his M.B.A. from Stanford University.

   John M. Payne, 44, has been our Chairman and Chief Executive Officer since October 1999 and served as our Chief Executive Officer, President and a Director from October 1998 until October 1999. Mr. Payne was a consultant to us from May 1998 to October 1998. From June 1994 to January 1998, Mr. Payne served as the President and Chief Operating Officer and as the President and Chief Executive Officer of Airmedia, Inc., a wireless communications software and service provider. On April 15, 1999, Airmedia filed for Chapter 11 bankruptcy protection. From October 1992 to June 1994, Mr. Payne was the founding Chief Executive Officer of Fingertip Technologies, Inc., a software company. Previously, Mr. Payne co-founded and served as President of two specialty software firms, Financial Microsystems from June 1986 to October 1992, and Loan Star Computer from September 1979 to November 1986. Mr. Payne received his B.A. in Economics from the University of California, Irvine.

   Loren E. Smith, 62, has been our President and Chief Operating Officer since October 1999 and has served as a Director since February 1999. Since November 1996, Mr. Smith has been a Principal at Threshold Management, a consulting firm that specializes in strategic growth management for leading businesses in a diverse range of industries. He was also employed as a Principal at Threshold Management from July 1993 to October 1994. From October 1994 to October 1996, he served as the Senior Vice President and Chief Marketing Officer of the US Postal Service. In 1985, Mr. Smith joined Citibank and was responsible for establishing the national marketing organization of its Consumer Services Group. From 1975 to 1995, he founded Threshold Management. Previously, Mr. Smith held various management positions at General Foods Corporation and Colgate Palmolive Co. Mr. Smith received his A.B. in Economics from Albion College and his M.B.A. from the University of Michigan.

   Carolyn M. Ticknor, 52, has served as a Director since July 1999. Ms. Ticknor is currently the President of Hewlett-Packard's Imaging and Printing Systems. Since joining Hewlett-Packard in 1977, Ms. Ticknor has served in various management roles in the Information Networks Division, the Roseville Networks Division and the LaserJet Solutions Group. Prior to joining Hewlett-Packard, Ms. Ticknor worked for Bank of America in computer services from 1971 to 1975. Ms. Ticknor received her B.A. in Psychology from the University of Redlands (Calif.), her M.S. in Industrial Psychology from San Francisco State University and her M.B.A. from Stanford University.

Board Committees and Meetings

   The Board of Directors held sixteen meetings and acted by unanimous written consent twice during the fiscal year ended December 31, 1999 (the "1999 Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee. With the exception of Ms. Ticknor, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 1999 Fiscal Year. Ms. Ticknor attended three meetings of the total of ten meetings held in the 1999 Fiscal Year subsequent to her appointment to the Company's Board of Directors in July 1999.

   The Audit Committee currently consists of three directors, Messrs. Bohnett, Brown and Runyon, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held two meetings during the 1999 Fiscal Year.

   The Compensation Committee currently consists of three directors, Messrs. Bruggere, Clancy and Jones, and is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also has the authority to administer the Company's Employee Stock Purchase Plan and the Company's 1999 Stock Incentive Plan and to make option grants thereunder. The Compensation Committee held three meetings and acted by unanimous written consent four times during the 1999 Fiscal Year.

   The Board has also established a Special Stock Option Committee for the purpose of granting options to non-Section 16 employees and consultants. The Special Stock Option Committee is currently comprised of Messrs. Bruggere, Clancy, Jones and Payne, each of whom are individually authorized to make option grants under our 1999 Stock Incentive Plan. The Special Stock Option Committee acted by unanimous written consent seven times during the 1999 Fiscal Year.

Director Compensation

   Directors receive no cash compensation for serving on the Board of Directors or on any board committee.

   Under the Automatic Option Grant Program in effect under the Company's 1999 plan, each individual who joined the Board as a non-employee director at any time after June 24, 1999 received or will receive, at the time of such initial election or appointment, an automatic option grant, to purchase 10,000 shares of Common Stock, provided such person has not previously been in the Company's employ. In addition, on the date of each annual stockholders meeting, beginning with the 2000 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not such individual is standing for re-election at that particular Annual Meeting, will be granted an option to purchase 2,500 shares of Common Stock, provided such individual has not received an option grant under the Automatic Option Grant Program within the preceding six months. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Company's Common Stock on the grant date, and will have a maximum term of ten years, subject to earlier termination should optionee cease to serve as a Board of Directors member.

   Under this Automatic Option Grant Program, Ms. Ticknor received an automatic option grant on July 9, 1999 for 10,000 shares of the Company's Common Stock. The exercise price per share in effect for this option is $32.4375, the fair market value per share of Common Stock on the grant date. Mr. Duffy received an automatic option grant on March 7, 2000 for 10,000 shares of the Company's Common Stock. The exercise price per share in effect for this option is $29.6875, the fair market value per share of Common Stock on the grant date. Each option is immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each option grant will vest in a series of thirty-six successive equal monthly installments upon the optionee's completion of each successive thirty-six month period of Board service over the thirty-six month period measured from the grant date.

   In February 1999, Messrs. Runyon and Smith and, in March 1999, Mr. Bohnett, were each granted an option to purchase 108,000 shares of common stock at an exercise price of $3.00 per share. The options were granted at fair market value on the date of grant and vest ratably over three year periods. In April 1999, Messrs. Clancy, Jones and Brown were each granted an option to purchase 36,000 shares of common stock at an exercise price of $3.00 per share. These options were granted at fair market value on the date of grant and vest in full on the first anniversary of the grant. In addition, directors are reimbursed for all reasonable expenses incurred by them in attending Board and Committee meetings.

   In February 1999, the Company entered into a three-year consulting agreement with Loren Smith under which he will provide marketing and strategic planning services. Mr. Smith also agreed to serve as a director on the Company's Board of Directors and to serve as a member on a board committee. In exchange for these services, the Company compensated Mr. Smith $120,000 per year, and in consideration of his consulting services, granted him an option to purchase 135,000 shares of common stock at $0.33 per share. This agreement terminated in October 1999 upon Mr. Smith's appointment as the Company's President and Chief Operating

Officer. In connection with Mr. Smith's appointment as President and Chief Operating Officer, the Company granted Mr. Smith an option to purchase 300,000 shares of common stock at an exercise price of $35.625 per share. The options were granted at fair market value and vest over a period of two years.

   On June 21, 1999, the Company entered into a consulting services agreement with Carolyn Ticknor to provide strategic planning and business development advice, and other consulting services that the Company may request. In exchange for these services, the Company granted Ms. Ticknor an option to purchase 10,000 shares of our common stock at an exercise price of $11.00 per share. This consulting agreement expired on October 1, 1999.

   In October 1999, the Company entered into a three-year consulting agreement with Marvin Runyon under which he will provide strategic planning services. In exchange for these services, the Company granted Mr. Runyon an option to purchase 36,000 shares of common stock at an exercise price of $35.625 per share. These options were granted at fair market value and vest ratably over a three-year period. In November 1999, this agreement was amended to provide that Mr. Runyon receive $2,000 per day in compensation for any special projects on which the Company requires his services.

Recommendation of the Board of Directors

   The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed above.

       PROPOSAL TWO: APPROVAL OF AMENDMENT TO 1999 STOCK INCENTIVE PLAN

   The Company's stockholders are being asked to approve an amendment to the Company's 1999 Stock Incentive Plan which will increase the number of shares the Company's common stock reserved for issuance under the 1999 plan by an additional 2,000,000 shares. The Company's board of directors adopted the amendment on April 25, 2000, subject to stockholder approval at the annual meeting.

   The share increase will assure that a sufficient reserve of the Company's common stock remains available under the 1999 plan in order to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals essential to the Company's long-term growth and financial success. The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and believes that equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly hired or continuing employees will be based on both competitive market conditions and individual performance.

   The following is a summary of the principal features of the 1999 plan, as most recently amended. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Company at 3420 Ocean Park Boulevard, Suite 1040, Santa Monica, California 90405, Attention:
Corporate Secretary. The 1999 plan serves as the successor to the Company's 1998 Stock Plan which terminated in connection with the Company's initial public offering. All outstanding options under the 1998 plan at the time of termination were transferred to the 1999 plan.

 Equity Incentive Programs

   The 1999 plan consists of five separate equity incentive programs: (i) the discretionary option grant program, (ii) the stock issuance program, (iii) the salary investment option grant program, (iv) the automatic option grant program for non-employee board members and (v) the director fee option grant program for non-employee board members. The principal features of each program are described below. The compensation committee of the Company's board of directors will have the exclusive authority to administer the discretionary option grant and stock issuance programs with respect to option grants and stock issuances made to executive officers and non-employee board members and will also have the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, the board of directors may at anytime appoint a secondary committee of one or more board members to have separate but concurrent authority with the compensation committee to make option grants and stock issuances under those two programs to individuals other than executive officers and non-employee board members. The compensation committee will also have complete discretion to select the individuals who are to participate in the salary investment option grant program, but all grants made to the selected individuals will be governed by the express terms of that program.

   The term plan administrator, as used in this summary, will mean the Company's compensation committee and any secondary committee, to the extent each of those entities is acting within the scope of its administrative jurisdiction under the 1999 plan. However, neither the compensation committee nor any secondary committee will exercise any administrative discretion under the automatic option grant or director fee option grant program. All grants under those programs will be made in strict compliance with the express provisions of those programs.

 Share Reserve

   At present, 13,019,551 shares of common stock are reserved for issuance over the term of the 1999 plan assuming stockholder approval of the 2,000,000 share increase. An additional 966,624 shares of common stock are reserved for issuance upon exercise of options assumed by the Company in connection with the Company's acquisition of iShip.com in March 2000. The shares issuable upon exercise of these assumed options are not part of the 1999 plan share reserve. The share reserve for the 1999 plan consists of (i) the 7,290,000 shares of common stock initially reserved for issuance under the 1999 plan (including the shares of common stock subject to the outstanding options under the Company's predecessor 1998 plan which have been transferred to the 1999 plan); plus (ii) 1,229,551 shares added to the share reserve as the result of an automatic annual reserve increase of three percent as of the last trading day of December 1999 as provided in the 1999 plan; plus (iii) a 2,500,000 share increase approved by the Company's stockholders in March 2000; plus (iv) a 2,000,000 share increase which is the subject of this proposal. In addition, the share reserve under the 1999 plan will continue to automatically increase on the first trading day of each calendar year by an amount equal to three percent of the total number of shares of common stock outstanding on the last trading day of the preceding calendar year, but in no event will any annual increase exceed 1,564,715 shares, subject to adjustment for subsequent stock splits, stock dividends and similar transactions.

   No participant in the 1999 plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 1,125,000 shares of common stock in total per calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this proposal will also constitute approval of that 1,125,000-share limitation for purposes of Internal Revenue Code Section 162(m).

   The shares of common stock issuable under the 1999 plan may be drawn from shares of authorized but unissued common stock or from shares of common stock which the Company acquires, including shares purchased on the open market.

   Shares subject to any outstanding options under the 1999 plan (including options transferred from the predecessor plan) which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 1999 plan which the Company subsequently purchases, at the option exercise or direct issue price paid per share, pursuant to the Company's purchase rights under the 1999 plan will be added back to the number of shares reserved for issuance under the 1999 plan and will accordingly be available for subsequent issuance. However, any shares subject to stock appreciation rights exercised under the 1999 plan will not be available for reissuance.

 Eligibility

   Officers and employees, non-employee Company board members and independent consultants in the Company's service or in the service of the Company's parent and subsidiaries (whether now existing or subsequently established) will be eligible to participate in the discretionary option grant and stock issuance programs. The Company's executive officers and other highly paid employees will also be eligible to participate in the salary investment option grant program. Participation in the automatic option grant and director fee option grant programs will be limited to the non-employee members of the Company's board of directors.

   As of April 28, 2000, twelve executive officers, nine non-employee board members and approximately 400 other employees and consultants were eligible to participate in the discretionary option grant and stock issuance programs.

 Valuation

   The fair market value per share of common stock on any relevant date under the 1999 plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On May 8, 2000, the fair market value per share determined on such basis was $11.875.

 Discretionary Option Grant Program

   The plan administrator will have complete discretion under the discretionary option grant program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

   Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent of the fair market value of the option shares on the grant date and no granted option will have a term in excess of ten years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. However, the shares acquired under those options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

   Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of the options in whole or in part. This discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

   The plan administrator is authorized to issue tandem stock appreciation rights under the discretionary option grant program which will provide the holders with the right to surrender their options for an appreciation distribution from the Company. The amount of the distribution payable by the Company will be equal to the excess of (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for the shares. This appreciation distribution may, at the discretion of the plan administrator, be made in cash or in shares of common stock.

 Salary Investment Option Grant Program

   The Company's compensation committee will have complete discretion in implementing the salary investment option grant program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. As a condition to participation, each selected individual must, prior to the start of the calendar year of participation, file with the compensation committee an irrevocable authorization directing the Company to reduce his or her base salary for the upcoming calendar year by a specified dollar amount not less than $10,000 nor more than $50,000 and to apply that amount to the acquisition of a special option grant under the program.

   Each selected individual who files a timely election will automatically be granted a non-statutory option on the first trading day in January of the calendar year for which that salary reduction is to be in effect. Stockholder approval of the 2,000,000 share increase which is the subject of this proposal will also constitute pre-approval of each option granted under the salary investment option grant program on the basis of the increase and the subsequent exercise of that option in accordance with the terms of the program summarized below.

   The number of shares subject to each option will be determined by dividing the salary reduction amount by two-thirds of the fair market value per share of common stock on the grant date, and the exercise price will be equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the salary reduction amount.

   The option will become exercisable in a series of twelve equal monthly installments upon the optionee's completion of each calendar month of service in the calendar year for which the salary reduction is in effect and will become immediately exercisable in all the option shares on an accelerated basis should the Company experience changes in ownership or control. Each option will remain exercisable for any vested shares until the earlier of (i) the expiration of the 10-year option term or (ii) the end of the 3-year period measured from the date of the optionee's cessation of service.

 Stock Issuance Program

   Shares may be issued under the stock issuance program for valid consideration under the Delaware General Corporation Law as the plan administrator deems appropriate. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. Shares of common stock may also be issued under the program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals. The plan administrator will have complete discretion under the program to determine which eligible individuals are to receive stock issuances or share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each issuance or award and the vesting schedule to be in effect for the stock issuance or share rights award.

   The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The plan administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the stock issuance program.

   Outstanding share right awards under the program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals established for the awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

 Automatic Option Grant Program

   Under the automatic option grant program, eligible non-employee members of the Company's board of directors will receive a series of option grants over their period of board service. Each non-employee board member will, at the time of his or her initial election or appointment to the board, receive an option grant for 10,000 shares of common stock, as long as the individual has not previously been in the Company's employ. In addition, on the date of each annual stockholders meeting, each individual who is to continue to serve as a non-employee board member will automatically be granted an option to purchase 2,500 shares of common stock, provided he or she has served as a non-employee board member for at least six months. There will be no limit on the number of 2,500-share option grants any one eligible non-employee board member may receive over his or her period of continued board service, and non-employee board members who have previously been in the Company's employ will be eligible to receive one or more annual option grants over their period of board service.

   Stockholder approval of the 2,000,000 share increase which is the subject of this proposal will also constitute pre-approval of each option granted under the automatic option grant program on the basis of the increase and the subsequent exercise of that option in accordance with the terms of the program summarized below.

   Each automatic grant will have an exercise price per share equal to the fair market value per share of common stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of board service. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under that option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease board service prior to vesting in those shares. The shares subject to each initial 10,000-share automatic option grant will vest in a series of 36 successive equal monthly installments upon the optionee's completion of each month of board service over the 36 month period measured from the grant date. However, the shares subject to each initial option grant will immediately vest in full upon changes in control or ownership or upon the optionee's death or disability while a board member. The shares subject to each annual 2,500-share automatic grant will be fully vested at the time of the option grant. Following the optionee's cessation of board service for any reason, each option will remain exercisable for a 12 month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of cessation of board service.

 Director Fee Option Grant Program

   The plan administrator will have complete discretion in implementing the director fee option grant program for one or more calendar years. If the program is implemented, each non-employee board member may elect, prior to the start of each calendar year, to apply all or any portion of any annual retainer fee otherwise payable in cash for his or her period of service on the board for that year to the acquisition of a below-market option grant. The option grant will be a nonstatutory option and will automatically be made on the first trading day in January in the calendar year for which one of those elections is in effect. The option will have a maximum term of 10 years measured from the grant date and an exercise price per share equal to one-third of the fair market value of the option shares on the award date. The number of shares subject to each option will be determined by dividing the amount of the retainer fee applied to the acquisition of that option by two-thirds of the fair market value per share of common stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee applied to the acquisition of the option.

   Stockholder approval of the 2,000,000 share increase which is the subject of this proposal will also constitute pre-approval of each option subsequently granted under the director fee option grant program and the subsequent exercise of each such option in accordance with the terms of the program summarized below.

   The option will become exercisable in a series of 12 successive equal monthly installments upon the optionee's completion of each month of board service in the calendar year in which the option is granted, subject to full and immediate acceleration upon changes in control or ownership or upon the optionee's death or disability while a board member. Each option granted under the program will remain exercisable for vested shares until the earlier of (i) the expiration of the ten-year option term or (ii) the expiration of the 3 year period measured from the date of the optionee's cessation of board service.

 Limited Stock Appreciation Rights

   Limited stock appreciation rights may be granted under the discretionary option grant program to one or more of the Company's officers or non-employee board members as part of their option grants, and each option granted under the salary investment option grant, automatic option grant and director fee option grant program will automatically include a limited stock appreciation right. Upon the successful completion of a hostile tender offer for more than fifty percent of the Company's outstanding voting securities or a change in a majority of the Company's board of directors as a result of one or more contested elections for board membership, each outstanding option with a limited stock appreciation right may be surrendered to us in return for a cash distribution. The amount of the distribution payable by us per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under the option.

   Stockholder approval of the 2,000,000 share increase which is the subject of this proposal will also constitute pre-approval of each limited stock appreciation right granted under the salary investment option grant, automatic option grant or director fee option grant program on the basis of the increase and the subsequent exercise of that right in accordance with the foregoing terms.

 Predecessor Plan

   All outstanding options under the predecessor 1998 plan which were transferred to the 1999 plan will continue to be governed by the terms of the agreements evidencing those options, and no provision of the 1999 plan will affect or otherwise modify the rights or obligations of the holders of the transferred options with respect to their acquisition of common stock. However, the plan administrator has complete discretion to extend one or more provisions of the 1999 plan to the transferred options, to the extent those options do not otherwise contain those provisions.

 Stock Awards

   The table below shows, as to the Company's Chief Executive Officer, the Company's four other most highly compensated executive officers (with base salary and bonus for fiscal year 1999 in excess of $100,000) and the other individuals and groups indicated, the number of shares of common stock subject to option grants made under the 1999 plan and the predecessor 1998 plan through April 26, 2000, together with the weighted average exercise price payable per share. The Company has not made any direct stock issuances to date under the 1999 plan or the predecessor 1998 plan.

                              OPTION TRANSACTIONS

                                                                      Weighted
                                                                      Average
                                                          Number of   Exercise
                                                            Shares     Price
                                                          Underlying    Per
                                                           Options     Share
Name and Position                                         Granted (#)   ($)
-----------------                                         ----------  --------
John M. Payne...........................................     50,000   $31.0625
  Chairman and Chief Executive Officer (October 1998 to
   present)

Loren E. Smith..........................................    543,000   $  19.83
  President and Chief Operating Officer (October 1999 to
   present)

John W. LaValle.........................................    500,000   $   7.48
  Executive Vice President and Chief Financial Officer

Douglas J. Walner.......................................    366,357   $   0.07
  Senior Vice President, Business Development

Michael D. Walther......................................    225,000   $   1.53
  Senior Vice President, Network Operations

All current executive officers as a group (12 persons)..  4,297,144   $  10.10

All current non-employee directors as a group (9
 persons)...............................................    380,000   $   6.13

All employees, including current officers who are not
 executive officers, as a group (426 persons)...........  6,970,274   $  10.77

   As of April 26, 2000, 9,820,297 shares of common stock were subject to outstanding options under the 1999 plan and 2,078,216 shares remained available for future issuance, assuming stockholder approval of this proposal. As of April 26, 2000, 966,624 shares of common stock were subject to options under the iShip.com Inc. Amended and Restated 1997 Stock Plan which was assumed by the Company in connection with the Company's acquisition of iShip.com in March 2000.

 New Plan Benefits

   No option grants or share issuances have been made to date on the basis of the share increase which is the subject of this proposal.

 General Provisions

   Acceleration. In the event that the Company is acquired by merger or asset sale, each outstanding option under the discretionary option grant program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the discretionary option grant and stock issuance programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation and except in the case of an optionee who tenure with the Company is less than one year. For optionees with less than one year of service, any options which are not to be assumed by the successor corporation will accelerate only for a portion of the shares such that the optionee will receive two years of vesting. In addition, those options contain additional acceleration provisions pursuant to which those options will vest upon an involuntary termination of the optionee's employment within 18 months following an acquisition in which the Company's repurchase rights with respect to the option shares continue in effect. These special change-in-control provisions are pursuant to an addendum delivered by the plan administrator with each optionee's grant.

   The vesting of outstanding shares under the stock issuance program may be accelerated upon similar terms and conditions. The plan administrator will also have the authority to grant options which will immediately vest in the event the Company is acquired, whether or not those options are assumed by the successor corporation.

   The plan administrator is also authorized under the discretionary option grant and stock issuance programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in ownership or control (whether by successful tender offer for more than 50% of the Company's outstanding voting stock or by a change in the majority of the Company's board of directors by reason of one or more contested elections for board membership). That accelerated vesting may occur either at the time of the change in ownership or control or upon the involuntary termination of the individual's service within a designated period (not to exceed 18 months) following the change in ownership or control.

   The plan administrator will have the discretionary authority to extend any of the acceleration provisions of the 1999 plan to one or more options transferred from the 1998 plan which do not otherwise contain those provisions. Currently, the transferred options are structured in accordance with the special change-in-control provisions described above for the 1999 plan and the Company's repurchase rights with respect to the unvested shares subject to those options are not to be assigned to the successor entity or otherwise continued in effect. In addition, those options contain additional acceleration provisions pursuant to which those options will vest upon an involuntary termination of the optionee's employment within 18 months following an acquisition in which the Company's repurchase rights with respect to the option shares continue in effect.

   The shares subject to each option under the salary investment option grant, automatic option grant and director fee option grant program will immediately vest in the event (i) the Company is acquired by merger or asset sale, (ii) a tender offer for more than 50% of the Company's outstanding voting stock or
(iii) there is a change in the majority of the board effected through one or more contested elections for board membership.

   The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.

   Stockholder Rights and Option Transferability. No optionee will have any stockholder rights with respect to the option shares until the optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee's death, and during the optionee's lifetime, the option may only be exercised by the optionee. However, non-statutory options may be transferred or assigned during optionee's lifetime to one or more members of the optionee's family or to a trust established for one or more family members or to one or more other persons, to the extent the transfer is in connection with the optionee's estate or pursuant to a domestic relations order.

   Changes in Capitalization. In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1999 plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1999 plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the automatic option grant program to new and continuing non-employee board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option transferred from the predecessor 1998 plan to the 1999 plan and (vi) the maximum number and/or class of securities by which the share reserve under the

1999 plan is to increase automatically each year. These adjustments will be designed to preclude any dilution or enlargement of benefits under the 1999 plan or the outstanding options there under.

   Financial Assistance. The plan administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the discretionary option grant program or the purchase of shares under the stock issuance program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

   Special Tax Election. The plan administrator may provide one or more holders of options or unvested share issuances under the 1999 plan with the right to have the Company withhold a portion of the shares otherwise issuable to these individuals in satisfaction of the withholding taxes to which these individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the plan administrator may allow these individuals to deliver previously acquired shares of common stock in payment of the withholding tax liability.

   Amendment and Termination. The board may amend or modify the 1999 plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the board, the 1999 plan will terminate on the earliest of (i) June 30, 2009, (ii) the date on which all shares available for issuance under the 1999 plan have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with changes in control or ownership.

 Federal Income Tax Consequences

   Option Grants. Options granted under the 1999 plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet the requirements. The Federal income tax treatment for the two types of options differs as follows:

   Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition of the shares is made more than two years after the date the option for those shares is granted and more than one year after the date the option is exercised for those shares. If either of these two requirements is not satisfied, then a disqualifying disposition will result.

   Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

   If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of the shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, then the Company will not be entitled to any income tax deduction.

   Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to that income.

   If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for the shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

   The Company's will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year in which ordinary income is recognized by the optionee.

   Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

   The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which the ordinary income is recognized.

   Direct Stock Issuances. The tax principles applicable to direct stock issuances under the 1999 plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

   Deductibility of Executive Compensation. The Company anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to the Company's executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

 Accounting Treatment

   Under the current accounting principles in effect for equity incentive programs like the 1999 plan, the option grants under the discretionary option grant and automatic option grant programs will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

   On March 31, 2000, the Financial Accounting Standards Board issued FASB Intrepretation #44 of APB Opinion 25, "Accounting for Stock Issued to Employees." Under the FASB Interpretation, option grants made to non-employee consultants (but not non-employee board members) after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date. The charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the final Interpretation) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to the Company's earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the final Intrepretation) and the date the option is exercised for those shares.

   Should one or more individuals be granted tandem stock appreciation rights under the 1999 plan, then those rights would result in a compensation expense to be charged against the Company's reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent their fair market value is in excess of the aggregate exercise price in effect for those rights.

Stockholder Approval

   The affirmative vote of at least a majority of the shares of common stock present in person or by proxy at the special meeting and entitled to vote is required for approval of the amendment to the 1999 plan. Should stockholder approval not be obtained, then the 2,000,000 share increase to the share reserve under the 1999 plan will not be implemented, any stock options granted under the 1999 plan on the basis of that increase will immediately terminate without ever becoming exercisable for the shares of common stock subject to those options, and no additional options or stock issuances will be made on the basis of the proposed share increase. The 1999 plan will, however, continue in effect, and option grants and direct stock issuances may continue to be made under the 1999 plan until all the shares of common stock available for issuance under the 1999 plan have been issued pursuant to option grants and direct stock issuances.

Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the amendment of the Company's 1999 plan to increase the number of shares of Common Stock reserved for issuance under the 1999 plan.

             PROPOSAL THREE: RATIFICATION OF INDEPENDENT AUDITORS

   The Board of Directors has appointed the firm of Arthur Andersen LLP, independent public auditors for the Company during the 1999 Fiscal Year, to serve in the same capacity for the year ending December 31, 2000, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Arthur Andersen LLP.

   In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

   A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

   The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Arthur Andersen LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2000.

                                 OTHER MATTERS

   The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

   The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 31, 2000, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Corporate Secretary, Stamps.com Inc., 3420 Ocean Park Boulevard, Suite 1040, Santa Monica, California 90405. Percentage of ownership is based on 48,501,045 shares of Common Stock issued and outstanding on March 31, 2000. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after March 31, 2000 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

                                                      Number of   Percentages
                                                        Shares     of Shares
                                                     Beneficially Beneficially
              Name of Beneficial Owner                  Owned        Owned
              ------------------------               ------------ ------------
Named executive officers and directors:

  G. Bradford Jones (1) ............................   4,376,186       9.0%

  Jeffrey J. Brown (2) .............................   4,373,448       9.0%

  Thomas N. Clancy (3) .............................   3,592,448       7.4%

  Mohan P. Ananda (4) ..............................   2,084,095       4.3%

  John M. Payne (5) ................................   1,712,100       3.5%

  Thomas H. Bruggere (6) ...........................     488,475       1.0%

  John W. LaValle (7) ..............................     416,062         *

  Stephen M. Teglovic (8) ..........................     362,298         *

  Douglas J. Walner (9) ............................     357,557         *

  Loren E. Smith (10) ..............................     319,500         *

  Michael D. Walther (11) ..........................     202,200         *

  David C. Bohnett .................................     179,193         *

  Marvin Runyon (12) ...............................     138,631         *

  Carolyn M. Ticknor (13) ..........................      20,000         *

  John A. Duffy (14) ...............................      10,000         *

Other 5% Stockholders:

  Brentwood Venture Capital (15)
  11150 Santa Monica Blvd., Suite 1200
  Los Angeles, CA 90025 ............................   4,340,186       9.0%

  SBIC Partners, L.P.
  201 Main Street, Suite 2302
  Fort Worth, TX 76201..............................   4,337,448       8.9%

  Enterprise Partners IV, L.P. (16)
  5000 Birch Street, Suite 6200
  Newport Beach, CA 92660 ..........................   3,546,448       7.3%

All directors and executive officers as a group (20
 people) (17) ......................................  19,496,426      39.0%

--------
  * Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

 (1) Includes 4,163,690 shares and 173,496 shares held by Brentwood Associates VIII, L.P. and Brentwood Affiliates Fund, L.P., respectively. G. Bradford Jones is a General Partner at Brentwood Venture Capital, the general partner of Brentwood Associates VIII, L.P. and Brentwood Affiliates Fund, L.P. Mr. Jones disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 36,000 shares subject to options, all of which are presently exercisable within 60 days from March 31, 2000.

 (2) Includes 4,337,448 shares held by SBIC Partners, L.P. Jeffrey J. Brown is a director and executive officer of Forrest Binkley & Brown Venture Co., the general partner of Forrest Binkley & Brown L.P., the Managing Partner of SBIC Partners. Mr. Brown disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 36,000 shares subject to options, all of which are presently exercisable within 60 days from March 31, 2000.

 (3) Includes 3,262,731 shares and 283,717 shares held by Enterprise Partners IV, L.P. and Enterprise Partners IV Associates, L.P. respectively. Thomas
     N. Clancy is a General Partner at Enterprise Partners Venture Capital, the general partner of Enterprise Partners IV, L.P. and Enterprise Partners IV Associates, L.P. Mr. Clancy disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 10,000 shares of common stock and 36,000 shares to options, all of which are presently exercisable within 60 days from March 31, 2000.

 (4) Includes 240,000 shares held in trust for the benefit of Mr. Ananda's family.

 (5) Includes 75,000 shares held in trust for the benefit of Mr. Payne's family. Includes 25,000 shares subject to options, all of which are presently exercisable within 60 days from March 31, 2000. Does not include 25,000 shares subject to options, none of which are presently exercisable or will be exercisable within 60 days of March 31, 2000.

 (6) Includes 75,000 shares held in trust for the benefit of his children as to which Mr. Bruggere disclaims beneficial ownership.

 (7) Includes 409,562 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days from March 31, 2000. Does not include 83,938 shares subject to options, none of which are presently exercisable or will be exercisable within 60 days from March 31, 2000.

 (8) Includes 45,091 shares held by the Steve and Pam Teglovic LLC.

 (9) Includes 340,857 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days from March 31, 2000.

(10) Includes 318,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days from March 31, 2000. Does not include 225,000 shares subject to options, none of which are presently exercisable or will be exercisable within 60 days of March 31, 2000.

(11) Includes 195,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days from March 31, 2000.

(12) Includes 4,800 shares held by Mr. Runyon's wife. Includes 79,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days from March 31, 2000. Does not include 29,000 shares subject to options, none of which are presently exercisable or will be exercisable within 60 days of March 31, 2000.

(13) Includes 20,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days from March 31, 2000.

(14) Includes 10,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days from March 31, 2000.

(15) Includes 4,163,690 shares and 173,496 shares held by Brentwood Associates VIII, L.P. and Brentwood Affiliates Fund, L.P., respectively.

(16) Includes 3,262,731 shares and 283,717 held by Enterprise Partners IV, L.P. and Enterprise Partners IV Associates, L.P., respectively.

(17) Includes 1,511,919 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days of March 31, 2000.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

   The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal year ended December 31, 1999 by our Chief Executive Officer and each of our other four highest paid executive officers whose total compensation exceeded or would have exceeded $100,000 during 1999 had those officers provided services to us for the entire fiscal year.

                Summary Compensation Table for Fiscal Year 1999

                                                                    Long Term
                                    Annual                         Compensation
                                 Compensation                       Securities
   Name and Principal         ------------------    Other Annual    Underlying     All Other
       Positions         Year Salary($) Bonus($)   Compensation($)  Options(#)  Compensation($)
   ------------------    ---- --------- --------   --------------  ------------ ---------------
John M. Payne........... 1999  234,829   40,000(1)      --               --             --
 Chairman and Chief Ex-
 ecutive Officer         1998   27,897      --          --               --         112,800(2)
 (October 1998 to pres-
 ent)
Loren E. Smith.......... 1999   49,441      --          --           543,000        143,928(3)
 President and Chief Op-
 erating Officer         1998      --       --          --               --             --
 (October 1999 to pres-
 ent)
John W. LaValle......... 1999  162,565      --          --           104,198          1,958(4)
 Executive Vice
  President and          1998   42,000      --          --           395,802            --
 Chief Financial Officer
Douglas J. Walner....... 1999  182,084   73,125(1)      --               --           1,350(4)
 Senior Vice President
 of Business             1998   35,000   25,000         --           366,357          7,434(5)
 Development
Michael D. Walther...... 1999  132,275   25,000(1)      --           225,000         31,253(6)
 Senior Vice President,
 Systems                 1998      --       --          --               --             --
 Operations (April 1999
 to March 2000)

-------
(1)  Represents bonus amounts earned in fiscal year 1998 and paid in 1999.

(2) Represents total payments to Mr. Payne for consulting services performed during the period from May 1998 to October 1998.
(3) Represents total payments to Mr. Smith for consulting services performed during the period from February 1999 to October 1999.

(4) Represents contributions to our 401(k) plan which we made on behalf of the named officer to match a portion of his elective deferred contributions to such plan.

(5) Represents total payments to Mr. Walner for consulting services performed during the period from August 1998 to September 1998.

(6) Represents total payments to Mr. Walther for consulting services performed during the period February 1999 to April 1999. Also includes $1,253 of matching funds paid by the Company under the terms of the Company's 401(k) plan.

                 Stock Options Granted During Fiscal Year 1999

   During the fiscal year ended December 31, 1999, we granted options to purchase 5,001,454 shares of common stock. All options were granted at an exercise price equal to the fair market value of our common stock as determined by our Board of Directors on the date of grant or, after the Company's initial public offering in June 1999, based on the closing price on the Nasdaq National Market of our common stock on the date of grant. The exercise price may be paid in cash, check, promissory note, shares of our common stock valued at fair market value on the exercise date or a cashless exercise procedure involving a same-day sale of the purchased shares. The following table indicates information regarding options to purchase common stock granted to our officers listed in the Summary Compensation Table.

                                                                             Potential Realizable
                                                                                   Value at
                                                                             Assumed Annual Rates
                                                                                of Stock Price
                                                                                 Appreciation
                             Individual Grants                                 for Option Term
--------------------------------------------------------------------------- ----------------------
                          Number of     % of Total
                          Securities   Options/SARs
                          Underlying    Granted to   Exercise or
                         Options/SARs   Employees    Base Price  Expiration
          Name           Granted (#)  in Fiscal Year  ($/Sh)(2)     Date      5%($)      10%($)
------------------------ ------------ -------------- ----------- ---------- ---------- -----------
Loren E. Smith..........   135,000         2.7%        $  0.33     02/9/09  $   28,017 $    71,001
                           108,000         2.2            0.33     02/9/09      22,414      56,801
                           300,000         6.0          35.625    10/19/09   6,721,311  17,033,123
John W. LaValle.........   104,198         2.1          35.625    10/19/09   2,334,490   5,916,056
Michael D. Walther......   123,750         2.5            0.33     1/25/09      25,682      65,084
                           101,250         2.0            3.00     3/31/09     191,027     484,099

   The options granted to Messrs. Smith and LaValle for 300,000 and 104,198 shares of common stock, respectively, were granted under our 1999 Stock Incentive Plan. Mr. Smith's remaining options and Mr. Walther's options listed in the table above were granted under our 1998 Stock Plan, which was succeeded by our 1999 Stock Incentive Plan upon the closing of our initial public offering. Shares underlying Mr. Smith's option to purchase 135,000 shares of common stock vest over a period of four years. Shares underlying Mr. Smith's option to purchase 108,000 shares vest in 36 equal monthly installments from February 10, 1999. Mr. Smith's option to purchase 300,000 shares of common stock vests in 24 equal montly installments from October 20, 1999.
Mr. LaValle's option vests in 36 equal monthly installments from October 20, 1999. Shares underlying Mr. Walther's option to purchase 123,750 shares of common stock vest in full on January 26, 2000. Shares underlying Mr. Walther's option to purchase 101,250 shares of common stock vest in 36 equal monthly installments from January 26, 2000. The vesting of each of the options may be accelerated upon a change-in-control in which the options are not assumed by the successor corporation.

   Potential realizable values are net of exercise price, but before the payment of taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. There can be no assurance provided to any executive officer or other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from those option grants which were made with an exercise price equal to the fair market value of the option shares on the grant date.

   The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from the Company in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee.

            Aggregated Option Exercises and Year-End Option Values

   The following table provides information, with respect to the officers named in the Summary Compensation Table, concerning the exercise of options during the 1999 fiscal year and unexercised options held by them at of the end of that fiscal year.

                                                  Number of      Value of Unexercised
                                                 Unexercised         in-the-Money
                                                 Options/SARs   Options/SARs at FY-End
                            Shares     Value    at FY-End (#)           ($)(2)
                         acquired on  Realized ---------------- ----------------------
          Name           exercise (#)  ($)(1)  Vested  Unvested   Vested    Unvested
          ----           ------------ -------- ------- -------- ---------- -----------
Loren E. Smith..........      --      $    --  110,000 433,000  $3,660,075 $ 8,174,610
John W. LaValle.........    6,500      269,295 116,476 377,024   4,634,368  12,168,265
Douglas J. Walner.......      500       21,184 121,952 243,905   5,067,715  10,135,472
Michael D. Walther......      --           --      --  225,000         --    9,053,212

--------
(1) Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2) Based upon the market price of $41.625 per share, determined on the basis of the closing selling price per share of Common Stock on the Nasdaq National Market on the last day of the 1999 fiscal year, less the option exercise price payable per share.

           Employment Agreements and Change in Control Arrangements

   John M. Payne has entered into a letter agreement, effective as of October 29, 1998, to serve as our President and Chief Executive Officer. In October 1999, Mr. Payne was appointed to the offices of Chairman of the Board and Chief Executive Officer. Mr. Payne currently receives a base salary in 2000 of $300,000. In addition, we gave Mr. Payne benefits that we make available to our employees in comparable positions, and upon his execution of the letter agreement, we sold 1,500,000 shares of our common stock to him at $0.07 per share, the fair market value on the purchase date. Mr. Payne is an at-will employee and his employment may be terminated at any time by him or by us. If Mr. Payne's employment is constructively terminated or terminated by us without cause, he will be entitled to receive monthly installments of his base salary for six months. After two years of employment, Mr. Payne's severance period will increase to nine months, and after three years of service, the severance period will increase to one year. If Mr. Payne is constructively terminated by us or a successor entity involuntarily within 12 months following a change in control, he will receive the severance payments described above and all of his unvested stock will become immediately vested.

   John W. LaValle entered into a letter agreement, effective as of August 16, 1998, to serve as our Chief Financial Officer and Senior Vice President. In April 2000, Mr. LaValle was appointed an Executive Vice President. Mr. LaValle currently receives a base salary in 2000 of $200,000. In connection with the commencement of his employment, Mr. LaValle was granted an option to purchase 395,802 shares of common stock at $0.07 per share, the fair market value on the grant date. In October 1999, Mr. LaValle was granted an option to purchase 104,198 shares of common stock with an exercise price of $35.625, the fair market value on the grant date. In addition, Mr. LaValle receives standard medical and dental benefits available to our other employees. Mr. LaValle is an at-will employee and his employment can be terminated at any time by him or by us. If Mr. LaValle's employment is constructively terminated or terminated by us or a successor entity within 12 months following a change in control, all of his unvested stock will become immediately vested.

   For purposes of the agreements with Messrs. Payne and LaValle, "constructive termination" shall occur upon the following:

  .  a relocation without consent;

  .  disability or death;

  . an assignment to a new position that is not commensurate with the individual's seniority and compensation level; or

  .  any reduction in the individual's compensation.

   Loren E. Smith entered into a letter agreement, effective as of October 20, 1999, to serve as President and Chief Operations Officer. Mr. Smith receives a base salary of $250,000 per year and was granted an option to purchase 300,000 shares of common stock at $38.625 per share, the fair market value on the grant date. In addition, Mr. Smith receives standard medical and dental benefits available to our other employees. Mr. Smith is an at-will employee and his employment can be terminated at any time by him or by us. If Mr. Smith's employment is constructively terminated or terminated by us or a successor entity within 18 months following a change in control, all of his unvested stock will become immediately vested under the special change in control protections afforded all of our employees.

   Douglas J. Walner is subject to an agreement which partially accelerates the vesting of his options upon a change in control and his subsequent termination.

   In April 1999, we amended our 1998 Stock Plan to adopt a change in control provision. As a result of this provision, should any optionee have his or her service involuntarily terminated within 18 months following a change in control in which his or her options are assumed by the successor corporation and do not otherwise accelerate at that time, then those options will accelerate and become fully exercisable for all of the option shares as fully-vested shares of common stock upon an involuntary termination. A "change in control" under the 1998 Stock Plan is defined as a merger or consolidation in which securities possessing more than 50% of the total combined voting power of our outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to the transaction, or the sale, transfer or other disposition of all or substantially all of our assets in complete liquidation or dissolution of us. "Involuntary Termination" is defined under the 1998 Stock Plan as the optionee's involuntary dismissal or discharge by us for reasons other than misconduct, or the optionee's voluntary resignation following:

  . a change in his or her position with us which materially reduces his or her responsibilities;

  .  a reduction in his or her level of compensation by more than 15%; or

  . a relocation of the optionee's place of employment by more than 50 miles, and this change, reduction or relocation is effected by us without the optionee's consent.

   Our 1999 Stock Incentive Plan is a successor plan to our 1998 Stock Plan, and includes change in control provisions which may result in the accelerated vesting of outstanding option grants and stock issuances.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Company's Board of Directors currently consists of Messrs. Bruggere, Clancy and Jones. None of these individuals was an officer or employee of the Company at any time during the 1999 fiscal year or at any other time.

   No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Board Compensation Committee Report on Executive Compensation

   It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's 1999 Stock Incentive Plan.

   The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

   General Compensation Policy. The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of annual financial and other performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

   The Company utilizes the services of an independent compensation consulting firm to advise the Committee as to how the Company's executive compensation levels compare to those of companies within and outside of the industry.

   Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for the 1999 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

   Base Salary. In setting base salaries, the Compensation Committee reviewed published compensation survey data for its industry. The Committee also identified a group of companies for comparative compensation purposes for which it reviewed detailed compensation data incorporated into their proxy statements. This group was comprised of 23 companies. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers. For the 1999 fiscal year, the base salary of the Company's executive officers ranged from the 50th percentile to the 85th percentile of the base salary levels in effect for comparable positions in the surveyed compensation data.

   Annual Incentives. For the 1999 fiscal year, the annual incentive bonus for the Chief Executive Officer was based on the actual financial performance of the Company in comparison to the Company's business plan, with additional consideration given to bonus ranges for chief executive officers indicated in the surveyed compensation data. The other executive officers of the Company were also awarded annual incentive bonuses on the basis of the Company's performance to plan, with additional consideration given to attainment of individual goals and bonus ranges for comparable positions indicated in the surveyed compensation data. For future fiscal years, the annual incentive bonuses for executive officers will be based upon management incentive plans that have been adopted for the 2000 fiscal year. The bonuses will be based substantially on the Company's financial performance, including achievement of revenue and customer acquisition goals and meeting cost objectives. Additional consideration may be given for attainment of individual goals.

   Long Term Incentives. Generally, stock option grants will be considered annually by the Compensation Committee for each of the Company's executive officers, as appropriate. Each grant made is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a 3 to 4-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

   The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

   CEO Compensation. In setting the total compensation payable to the Company's Chief Executive Officer for the 1999 fiscal year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to Company performance and stock price appreciation.

   The Compensation Committee adjusted Mr. Payne's base salary for the 1999 fiscal year in recognition of his personal performance and with the objective of maintaining his base salary at a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers. With respect to Mr. Payne's base salary, it is the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. For the 1999 fiscal year, Mr. Payne's base salary was approximately at the median of the base salary levels of other chief executive officers at the surveyed companies.

   The remaining components of Mr. Payne's 1999 fiscal year compensation, however, were primarily dependent upon corporate performance. Mr. Payne was eligible for a cash bonus for the 1999 fiscal year conditioned on the Company's attainment of commercial launch of its Internet Postage service, the completion of financings necessary to fund the Company's growth and the achievement of other business objectives. Additional consideration to be given to individual business plan objectives. A $150,000 bonus was paid to him in the first quarter of 2000 for fiscal 1999 because the Company attained these goals. No stock option grants were made to Mr. Payne in fiscal 1999 as the committee believed his existing equity ownership in the Company provided adequate incentive for future performance.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 1999 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1999 will exceed that limit. The Company's 1999 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

   It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

   Submitted by the Compensation Committee of the Company's Board of
Directors:

                                          Thomas H. Bruggere
                                          Thomas N. Clancy
                                          G. Bradford Jones

Stock Performance Graph

   The following line graph compares the cumulative total return to stockholders of the Company's Common Stock from June 25, 1999 (the date of the Company's initial public offering) to December 31, 1999 to the cumulative total return over such period of (i) Nasdaq US Index and (ii) a peer group consisting of Pitney Bowes, a postage and other business services provider that has a product line that competes directly with the Company's products. The Company's other primary competitor, E-Stamp, is not included in the data because no public market existed in E-Stamp's common stock at the time of the Company's initial public offering. The graph assumes that $100 was invested on June 25, 1999 in the Company's common stock at its initial public offering price of $11.00 per share and in each of the other two indices and the reinvestment of all dividends, if any.

   The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into any such filing. The graph is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance.

                             [GRAPH APPEARS HERE]

                                      Base             Quarters Ending
                                    Period:  -----------------------------------
                                    June 25, June 30, September 30, December 31,
Company/Index                        1999      1999       1999          1999
-------------                       -------- -------- ------------- ------------
STAMPS.COM INC. ...................  100.00   118.39     235.10        281.61
NASDAQ US INDEX....................  100.00   105.07     107.46        155.09
PEER GROUP.........................  100.00   101.58      96.76         77.12

                             CERTAIN TRANSACTIONS

Transactions with Mr. Payne

   John M. Payne, the Company's Chairman and Chief Executive Officer, purchased 1,500,000 shares of common stock in November 1998 for a purchase price of $100,000, which amount includes a note payable to Stamps.com for $99,000.

   The Company paid Mr. Payne $112,800 for consulting services he rendered between May 1998 and October 1998.

   In February 2000, Mr. Payne purchased 187,000 shares of the Company's common stock on the open market for an aggregate purchase price of approximately $6.0 million. The shares were purchased on margin by Mr. Payne and the margin account was secured by a pledge of 1,467,500 shares of the Company's common stock held by Mr. Payne. In April 2000, the Company agreed to guarantee Mr. Payne's margin account in the event the value of the shares pledged becomes insufficient collateral to secure the indebtedness outstanding under the margin account. The guarantee is in the form of a single-purpose line of credit extended to Mr. Payne which will have a balance due to the Company to the extent the value of the pledged shares is insufficient collateral to secure indebtedness outstanding under the margin account. This line of credit is secured by all of Mr. Payne's assets.

Transactions with Mr. Ananda

   Mohan Ananda, a member of the board of directors, purchased 2,172,595 shares of common stock in January 1998 for a total purchase price of $28,968. As payment of the purchase price, Mr. Ananda assigned to the Company intellectual property rights in his inventions developed for the Company and received a license back from the Company to use those intellectual property rights in a restricted field of use.

   The Company paid $61,000 in March 1998 to Safeware Corporation for employee salary and patent prosecution expenses incurred on the Company's behalf to attain patents. These patent prosecution expenses consisted primarily of fees paid to patent counsel and fees paid to the US Patent and Trademark Office. Mr. Ananda is the majority shareholder in Safeware Corporation. The Company also reimbursed Mr. Ananda for approximately $20,000 for expenses incurred on the Company's behalf.

   Under previous agreements with Mr. Ananda, the Company owns all of the intellectual property developed by Mr. Ananda during the course of his employment and all of the intellectual property he developed for the Company before his formal employment began. Mr. Ananda resigned as the Company's Chief Executive Officer on January 1, 1999. In May 1999, the Company entered into a separation agreement and a license agreement with Mr. Ananda to formalize his resignation and to redefine his intellectual property rights relative to the Company. The new license agreement reaffirmed the Company's ownership of the intellectual property invented by Mr. Ananda. In addition, the license agreement clarified and narrowed Mr. Ananda's field of use restrictions to limit his license to a few narrowly defined electronic commerce applications that do not compete with the Company's Internet postage service.

Consulting Services

   In February 1999, the Company entered into a three-year consulting agreement with Loren Smith under which he will provide marketing and strategic planning services. Mr. Smith also agreed to serve as a director on the Company's Board of Directors and to serve as a member on a board committee. In exchange for these services, the Company compensated Mr. Smith $120,000 per year, and in consideration of his consulting services, granted him an option to purchase 135,000 shares of common stock at $0.33 per share. This agreement terminated in October 1999 upon Mr. Smith's appointment as the Company's President and Chief Operating Officer. In connection with Mr. Smith's appointment as President and Chief Operating Officer, the Company granted Mr. Smith an option to purchase 300,000 shares of common stock at an exercise price of $35.625 per share. The options were granted at fair market value and vest over a period of two years.

   On June 21, 1999, the Company entered into a consulting services agreement with Carolyn Ticknor, a director, to provide strategic planning and business development advice, and other consulting services that the Company may request. In exchange for these services, the Company granted Ms. Ticknor an option to purchase 10,000 shares of our common stock at an exercise price of $11.00 per share. This consulting agreement expired on October 1, 1999.

   In October 1999, the Company entered into a three-year consulting agreement with Marvin Runyon, a director, under which he will provide strategic planning services. In exchange for these services, the Company granted Mr. Runyon an option to purchase 36,000 shares of common stock at an exercise price of $35.625 per share. These options were granted at fair market value and vest ratably over a three-year period. In November 1999, this agreement was amended to provide that Mr. Runyon receive $2,000 per day in compensation for any special projects on which the Company requires his services.

EncrypTix Investment

   In November 1999, the Company formed a subsidiary, EncrypTix, Inc., to develop secure printing opportunities in the events, travel and financial services industries. In February 2000, the Company invested $1.0 million and granted EncrypTix a license to its technology in those three specific fields of use in exchange for shares of Series A Preferred Stock of EncrypTix. In addition, EncrypTix raised approximately $30 million in a Series B Preferred Stock financing from a group of financial and strategic investors that includes Vulcan Ventures, American Express Travel Related Services Company, Inc., Galileo International, GetThere.com, Inc., Loews Cineplex Entertainment Corporation, Mail Boxes Etc. USA, Inc., Mitsubishi International Corporation, Sabre, Inc., SunAmerica Investment Inc. and Tickets.com, Inc. The price per share of the Series B Preferred Stock was $7.45, which price was negotiated in an arm's-length transaction between EncrypTix and the third party investors. As a result of the Series B Preferred Stock financing, the Company retains almost two-thirds of the economic interest and over 90% of the voting control of EncrypTix through the ownership of all of the outstanding Series A Preferred Stock of EncrypTix. The Series A Preferred Stock has supermajority voting rights so as to preserve at least 80% of the voting control of EncrypTix for the Company.

   In March 2000, the Company's directors and executive officers, with the exception Messrs. Duffy and Jones, purchased an aggregate of 232,884 shares of Series B Preferred Stock of EncrypTix at $7.45 per share, the same price per share paid by the third-party investors in EncrypTix. All of the foregoing shares purchased by the individual directors and executive officers has been paid in full with cash.

Indemnification of Directors and Officers

   In addition to the indemnification provisions contained in the Company's Certificate of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company.

   All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

   COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1999 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1999 Fiscal Year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners except as set forth below.

ANNUAL REPORT

   A copy of the Annual Report of the Company for the 1999 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

   The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about March 30, 2000. The Company filed an amended Annual Report on Form 10-K/A with the Securities and Exchange Commission on or about April 28, 2000. Stockholders may obtain a copy of this report, without charge, by writing to Investor Relations at Stamps.com Inc., 3420 Ocean Park Boulevard, Suite 1040, Santa Monica, California 90405.

                                     THE BOARD OF DIRECTORS OF STAMPS.COM INC.

Dated: May 16, 2000

                                STAMPS.COM INC.
                           1999 STOCK INCENTIVE PLAN
                           -------------------------

                  (AMENDED AND RESTATED AS OF MARCH 7, 2000)

                                  ARTICLE ONE

                              GENERAL PROVISIONS
                              ------------------

     I.   PURPOSE OF THE PLAN

          This 1999 Stock Incentive Plan is intended to promote the interests of Stamps.com Inc., a Delaware corporation, by providing eligible persons in the Corporation's service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.  STRUCTURE OF THE PLAN

          A.   The Plan shall be divided into five separate equity programs:

               - the Discretionary Option Grant Program under which eligible employees may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

               - the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

               - the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

               - the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service, and

               - the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special stock option grant.

          B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

     III. ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee must be authorized by a disinterested majority of the Board.

          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

          D. The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

          E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          F. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final

                                       2.

and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

          G. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

     IV.  ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

               (i)   Employees,

               (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

               (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

          C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

          D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

          E. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Underwriting Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee

                                       3.

Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

          F. All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.

     V.   STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 11,019,551 shares. Such reserve shall consist of: (i) the 7,290,000 shares of Common Stock initially reserved for issuance under the Plan, including the shares subject to outstanding options incorporated from that Predecessor Plan, (ii) an additional increase of 2,500,000 shares authorized by the Board in October 22, 1999 and approved by the stockholders at the Special Stockholders Meeting held on March 7, 2000, and (iii) 1,229,551 shares added to the reserve in the automatic share increase that occurred January 4, 2000.

          B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2000, by an amount equal to three percent (3%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 1,564,715 shares.

          C. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 1,125,000 shares of Common Stock in the aggregate per calendar year.

          D. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of

                                       4.

Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two, Section III of Article Three,
Section II of Article Five or Section III of Article Six of the Plan shall not be available for subsequent issuance under the Plan.

          E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan, (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan and (vi) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                       5.

                                  ARTICLE TWO

                      DISCRETIONARY OPTION GRANT PROGRAM
                      ----------------------------------

     I.   OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document
                                    --------
shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A.   Exercise Price.
               --------------

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Seven and the documents evidencing the option, be payable in one or more of the forms specified below:

                    (i)   cash or check made payable to the
     Corporation,

                    (ii)  shares of Common Stock held for the
     requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair
     Market Value on the Exercise Date, or

                    (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B.   Exercise and Term of Options.  Each option shall be exercisable
               ----------------------------
at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten
(10) years measured from the option grant date.

                                       6.

          C.   Effect of Termination of Service.
               --------------------------------

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                    (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                    (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of inheritance or by the Optionee's designated beneficiary or beneficiaries of that option.

                    (iii) Should the Optionee's Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while one or more of his or her options under this Article Two are outstanding, then all those options shall terminate immediately and cease to be outstanding.

                    (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

               2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                    (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                    (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

                                       7.

          D.   Stockholder Rights.  The holder of an option shall have no
               ------------------
stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E.   Repurchase Rights.  The Plan Administrator shall have the
               -----------------
discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F.   Limited Transferability of Options.  During the lifetime of the
               ----------------------------------
Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

     II.  INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.
                                 ---

          A.   Eligibility.  Incentive Options may only be granted to Employees.
               -----------

          B.   Dollar Limitation.  The aggregate Fair Market Value of the shares
               -----------------
of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

                                       8.

To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          C.   10% Stockholder.  If any Employee to whom an Incentive Option is
               ---------------
granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

          B. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain
--------
the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and

                                       9.

(iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year.

          E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effect date of such Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

          F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of
                                              -------
the option term or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

          G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effect date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation's outstanding repurchase rights under such program upon the subsequent termination of the Optionee's Service by reason of an Involuntary Termination within a

                                      10.

designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control. Each option so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of
                                              -------
the option term or (ii) the expiration of the one (1) year period measured from the effective date of Optionee's cessation of Service.

          H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

          I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

     V.   STOCK APPRECIATION RIGHTS

          A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

          B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

               (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

               (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                                      11.

                    (iii) If the surrender of an option is not
     approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later
                                                                -----
     (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

          C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                    (i)   One or more Section 16 Insiders may be
     granted limited stock appreciation rights with respect to their outstanding options.

                    (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the Optionee is otherwise at the time vested in those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                    (iii) At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                                      12.

                                 ARTICLE THREE

                    SALARY INVESTMENT OPTION GRANT PROGRAM
                    --------------------------------------

     I.   OPTION GRANTS

          The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for such calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than
Fifty Thousand Dollars ($50,000.00).   Each individual who files such a timely
authorization shall automatically be granted an option under the Salary Investment Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

     II.  OPTION TERMS

          Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however,
                                                          --------
that each such document shall comply with the terms specified below.

          A.   Exercise Price.
               --------------

               1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B.   Number of Option Shares.  The number of shares of Common Stock
               -----------------------
subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

               X = A / (B x 66-2/3%), where

               X is the number of option shares,

               A is the dollar amount of the reduction in the Optionee's base salary for the calendar year to be in effect pursuant to this program, and

                                      13.

               B is the Fair Market Value per share of Common Stock on the option grant date.

          C.   Exercise and Term of Options.  The option shall become
               ----------------------------
exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D.   Effect of Termination of Service.  Should the Optionee cease
               --------------------------------
Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option
                   -------
term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-
                                 -------
year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year
                        -------
option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

          B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall immediately become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-
                      --------
year

                                      14.

option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price
                                     --------
payable for such securities shall remain the same.

          E. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  REMAINING TERMS

          The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                      15.

                                 ARTICLE FOUR

                            STOCK ISSUANCE PROGRAM
                            ----------------------

     I.   STOCK ISSUANCE TERMS

          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

          A.   Purchase Price.
               --------------

               1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

               2. Subject to the provisions of Section I of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                    (i)  cash or check made payable to the
     Corporation, or

                    (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

          B.   Vesting Provisions.
               ------------------

               1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

               2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or

                                      16.

other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

               4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

               5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

               6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals have not been attained.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

                                      17.

          B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

          C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

     III. SHARE ESCROW/LEGENDS

          Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                      18.

                                 ARTICLE FIVE

                        AUTOMATIC OPTION GRANT PROGRAM
                        ------------------------------

     I.   OPTION TERMS

          A.   Grant Dates.  Option grants shall be made on the dates specified
               -----------
below:

               1. Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

               2. On the date of each Annual Stockholders Meeting held after the Underwriting Date, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 2,500 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 2,500-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more stock option grants from the Corporation prior to the Underwriting Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

          B.   Exercise Price.
               --------------

               1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C.   Option Term.  Each option shall have a term of ten (10) years
               -----------
measured from the option grant date.

          D.   Exercise and Vesting of Options.  Each option shall be
               -------------------------------
immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial 10,000 share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of thirty-six (36) successive equal monthly installments upon the Optionee's completion of each month of Board service over the thirty-six (36)- month period measured from the option grant date. Each annual 2,500 share automatic option shall be fully-vested when granted.

                                      19.

          E.   Limited Transferability of Options.  Each option under this
               ----------------------------------
Article Five may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

          F.   Termination of Board Service.  The following provisions shall
               ----------------------------
govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

               (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

               (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

               (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                                      20.

               (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

          C. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

          D. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

                                      21.

          E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price
                                     --------
payable for such securities shall remain the same.

          F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III. REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                      22.

                                  ARTICLE SIX

                       DIRECTOR FEE OPTION GRANT PROGRAM
                       ---------------------------------

     I.   OPTION GRANTS

          The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years for which the Director Fee Option Grant Program is to be in effect. For each such calendar year the program is in effect, each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board for that year to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

     II.  OPTION TERMS

          Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

          A.   Exercise Price.
               --------------

               1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B.   Number of Option Shares.  The number of shares of Common Stock
               -----------------------
subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

               X = A (divided by) (B x 66-2/3%), where

               X is the number of option shares,

               A is the portion of the annual retainer fee subject to the non-employee Board member's election, and

               B is the Fair Market Value per share of Common Stock on the option grant date.

                                      23.

          C.   Exercise and Term of Options.  The option shall become
               ----------------------------
exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Board service during the calendar year in which the option is granted. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D.   Limited Transferability of Options.  Each option under this
               ----------------------------------
Article Six may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Six, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

          E.   Termination of Board Service.  Should the Optionee cease Board
               ----------------------------
service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the
-------
expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

          F.   Death or Permanent Disability.  Should the Optionee's service as
               -----------------------------
a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten
                                        -------
(10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. In the event of the Optionee's death while holding such option, the option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option.

          Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior

                                      24.

to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year
                          -------
option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Board service.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year
                        -------
option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Board service.

          B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall immediately become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option
          --------
term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Board service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the optionee is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

          D. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                      25.

     IV.  REMAINING TERMS

          The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                      26.

                                 ARTICLE SEVEN

                                 MISCELLANEOUS
                                 -------------

     I.   FINANCING

          The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

     II.  TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

               Stock Withholding: The election to have the Corporation withhold,
               -----------------
from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

               Stock Delivery: The election to deliver to the Corporation, at
               --------------
the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                                      27.

     III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan became effective immediately on the Plan Effective Date. However, the Salary Investment Option Grant Program and the Director Fee Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date, and the initial option grants under the Automatic Option Grant Program were made on the Plan Effective Date to any non-employee Board members who were eligible for such grants at that time. Stockholder approval of the Plan was obtained within twelve (12) months after the Plan Effective Date.

          B. The Plan was amended by the Board on October 22, 1999 in order to increase the number of shares of Common Stock reserved for issuance under the Plan by additional Two Million Five Hundred Thousand (2,500,000) shares from Seven Million Two Hundred Ninety Thousand (7,290,000) to Nine Million Two Hundred Ninety Thousand (9,290,000) shares. The amendment (the "October 1999 Amendment") received stockholder approval at a Special Stockholders Meeting held on March 7, 2000.

          C. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan on the Plan Effective Date were incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

          D. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

          E.   The Plan shall terminate upon the earliest to occur of (i) June
                                                 --------
30, 2009, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Should the Plan terminate on June 30, 2009, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

     IV.  AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

                                      28.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then
(i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     V.   USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI.  REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

                                      29.

     VII. NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                      30.

                                   APPENDIX
                                   ---------

          The following definitions shall be in effect under the Plan:

          A.   Automatic Option Grant Program shall mean the automatic option
               ------------------------------
grant program in effect under Article Five of the Plan.

          B.   Board shall mean the Corporation's Board of Directors.
               -----

          C.   Change in Control shall mean a change in ownership or control of
               -----------------
the Corporation effected through either of the following transactions:

                    (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

                    (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          D.   Code shall mean the Internal Revenue Code of 1986, as amended.
               ----

          E.   Common Stock shall mean the Corporation's common stock.
               ------------

          F.   Corporate Transaction shall mean either of the following
               ---------------------
stockholder-approved transactions to which the Corporation is a party:

                    (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                    (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

                                     A-1.

          G.   Corporation shall mean Stamps.com Inc., a Delaware corporation,
               -----------
and any corporate successor to all or substantially all of the assets or voting stock of Stamps.com Inc.. which shall by appropriate action adopt the Plan.

          H.   Director Fee Option Grant Program shall mean the special stock
               ---------------------------------
option grant in effect for non-employee Board members under Article Six of the Plan.

          I.   Discretionary Option Grant Program shall mean the discretionary
               ----------------------------------
option grant program in effect under Article Two of the Plan.

          J.   Eligible Director shall mean a non-employee Board member eligible
               -----------------
to participate in the Automatic Option Grant or Director Fee Option Grant Program in accordance with the eligibility provisions of Articles One, Five and Six.

          K.   Employee shall mean an individual who is in the employ of the
               --------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          L.   Exercise Date shall mean the date on which the Corporation shall
               -------------
have received written notice of the option exercise.

          M.   Fair Market Value per share of Common Stock on any relevant date
               -----------------
shall be determined in accordance with the following provisions:

                    (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                    (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                    (iii) For Purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

                                     A-2.

          N.   Hostile Take-Over shall mean the acquisition, directly or
               -----------------
indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

          O.   Incentive Option shall mean an option which satisfies the
               ----------------
requirements of Code Section 422.

          P.   Involuntary Termination shall mean the termination of the Service
               -----------------------
of any individual which occurs by reason of:

                    (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                    (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

          Q.   Misconduct shall mean the commission of any act of fraud,
               ----------
embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

          R.   1934 Act shall mean the Securities Exchange Act of 1934, as
               --------
amended.

          S.   Non-Statutory Option shall mean an option not intended to satisfy
               --------------------
the requirements of Code Section 422.

          T.   Optionee shall mean any person to whom an option is granted under
               --------
the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

                                     A-3.

          U.   Parent shall mean any corporation (other than the Corporation) in
               ------
an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          V.   Participant shall mean any person who is issued shares of Common
               -----------
Stock under the Stock Issuance Program.

          W.   Permanent Disability or Permanently Disabled shall mean the
               --------------------------------------------
inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          X.   Plan shall mean the Corporation's 1999 Stock Incentive Plan, as
               ----
set forth in this document.

          Y.   Plan Administrator shall mean the particular entity, whether the
               ------------------
Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

          Z.   Plan Effective Date shall mean the date the Plan shall become
               -------------------
effective and shall be coincident with the Underwriting Date.

          AA.  Predecessor Plan shall mean the Corporation's 1998 Stock Plan in
               ----------------
effect immediately prior to the Plan Effective Date hereunder.

          BB.  Primary Committee shall mean the committee of two (2) or more
               -----------------
non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.

          CC.  Salary Investment Option Grant Program shall mean the salary
               --------------------------------------
investment option grant program in effect under Article Three of the Plan.

          DD.  Secondary Committee shall mean a committee of one or more Board
               -------------------
members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

                                     A-4.

          EE.  Section 16 Insider shall mean an officer or director of the
               ------------------
Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          FF.  Service shall mean the performance of services for the
               -------
Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

          GG.  Stock Exchange shall mean either the American Stock Exchange or
               --------------
the New York Stock Exchange.

          HH.  Stock Issuance Agreement shall mean the agreement entered into by
               ------------------------
the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

          II.  Stock Issuance Program shall mean the stock issuance program in
               ----------------------
effect under Article Four of the Plan.

          JJ.  Subsidiary shall mean any corporation (other than the
               ----------
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          KK.  Take-Over Price shall mean the greater of (i) the Fair Market
               ---------------                -------
Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

          LL.  10% Stockholder shall mean the owner of stock (as determined
               ---------------
under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

          MM.  Underwriting Agreement shall mean the agreement between the
               ----------------------
Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

          NN.  Underwriting Date shall mean the date on which the Underwriting
               -----------------
Agreement is executed and priced in connection with an initial public offering of the Common Stock.

          OO.  Withholding Taxes shall mean the Federal, state and local income
               -----------------
and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

                                     A-5.

                                STAMPS.COM INC.
                                     PROXY

                 Annual Meeting of Stockholders, June 13, 2000

 This Proxy is Solicited on Behalf of the Board of Directors of Stamps.com Inc.

  The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 13, 2000 and the Proxy Statement and appoints John M. Payne and John W. LaValle, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Stamps.com Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2000 Annual Meeting of Stockholders of the Company to be held at the DC3 Museum of Flying, 2800 Donald Douglas Loop North, Santa Monica, California 90405 on Tuesday, June 13, 2000 at 2:00 p.m. Pacific Daylight Savings Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.

  1. To elect each of the following nominees to serve for a three-year term ending in the year 2003 or until his successor is duly elected and qualified:
  David C. Bohnett  Thomas H. Bruggere  G. Bradford Jones  Stephen M. Teglovic

                FOR ALL NOMINEES [_]   WITHHOLD ALL NOMINEES [_]

         WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE: _________

  2. To approve an amendment to the Company's 1999 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 2,000,000 shares of Common Stock;
                      FOR [_]   AGAINST [_]   ABSTAIN [_]

  3. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.
                      FOR [_]   AGAINST [_]   ABSTAIN [_]

  4. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.



  The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above and IN FAVOR OF the other proposals.

                                                 Please print the name(s)
                                                 appearing on each share
                                                 certificate(s) over which you
                                                 have voting authority:

                                                 ______________________________

                                                 ______________________________
                                                       (Print name(s) on
                                                          certificate)

                                                 Please sign your name: _______

                                                 ______________________________
                                                   (Authorized Signature(s))

                                                 Date: ________________________